EXHIBIT 21


               Subsidiaries of the Company as of December 31, 1998

                                                                      Exhibit 21
                                                                      ----------




                                 Subsidiaries of
                        Lexmark International Group, Inc.



1.       Lexmark International, Inc.
         State of Incorporation - Delaware

2.       Lexmark Receivables Corporation
         State of Incorporation - Delaware

3.       Lexmark International Technology S.A.
         Country of Incorporation - Switzerland